Exhibit 3.1

MDU Resources Group, Inc. Bylaw Sections 2.08 and 2.09

2.08 Nominations for Director. Nominations of persons for election to the Board of Directors of the Corporation may be made only (a) at any meeting of stockholders, by or at the direction of the Board of Directors or (b) at an annual meeting of stockholders, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.08 is given to the Secretary of the Corporation and continues to be a stockholder of record at the time of the meeting, who is entitled to vote at the meeting upon the election of directors and who has complied with the procedures established by this Section 2.08; clause (b) shall be the exclusive means for a stockholder to make nominations at an annual meeting of stockholders. For a nomination to be properly brought before an annual meeting by a stockholder, the stockholder intending to make the nomination (the “Section 2.08 Proponent”) must have given timely and proper notice thereof in writing to the Secretary of the Corporation, in accordance with, and containing all information required by, this Section 2.08.

To be timely, a Section 2.08 Proponent’s notice must be delivered or mailed to the Secretary of the Corporation and received at the principal executive offices of the Corporation ~~not earlier than the 120th day and~~ not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, in the event the annual meeting is scheduled to be held more than 30 days prior to such anniversary date or more than 30 days after such anniversary date, then to be timely such notice must be received by the Corporation ~~not earlier than the 120th day prior to the scheduled date of the annual meeting and~~ not later than the close of business on the 90th day prior to the scheduled date of the annual meeting or, if later, the 10th day following the date of Public Disclosure (as defined below) of the scheduled date of the annual meeting. In no event shall any adjournment or postponement of an annual meeting of stockholders or announcement thereof commence a new time period or extend any time period for the giving of a Section 2.08 Proponent’s notice as required by this Section 2.08.

A Section 2.08 Proponent’s notice (including all information required to be included by this Section 2.08, the “Section 2.08 Notice”) to the Secretary shall set forth: (a) as to each person the Section 2.08 Proponent proposes to nominate for election as a director at the annual meeting, (i) the name, age, business address, residence address and telephone number of such proposed nominee and the name, business address and residence address of any Nominee Associated Persons (as defined below), (ii) the principal occupation or employment of such proposed nominee, (iii) the class and number of shares of stock of the Corporation that are owned (beneficially and of record) by or on behalf of such proposed nominee and by or on behalf of any Nominee Associated Person, as of the date of the Section 2.08 Notice, (iv) a description of such proposed nominee’s qualifications to be a director, (v) a statement as to whether such proposed nominee would be an independent director, and the basis therefor, under the listing standards of the New York Stock Exchange and the Corporation’s Corporate Governance Guidelines and (vi) in an attachment, the proposed nominee’s completed and signed Questionnaire (as defined below); (b) as to the Section 2.08 Proponent and any Stockholder Associated Person (as defined below) on whose behalf the nomination is being made, (i) the name and address of the Section 2.08 Proponent, and, if applicable, any holder of record of any of the Section 2.08 Proponent’s shares of stock, as they appear on the Corporation’s books, and of any Stockholder Associated Person, (ii) the class and number of shares of stock of the Corporation that are owned (beneficially and of record) by or on behalf of the Section 2.08 Proponent and by or on behalf of any Stockholder Associated Person, as of the date of the Section 2.08 Notice, the date such shares were acquired and the investment intent with respect thereto and (iii) a description of all purchases and sales of, or other transactions involving in any way, shares of stock of the Corporation by or on behalf of the Section 2.08 Proponent and by or on behalf of any Stockholder Associated Person during the twenty-four month period prior to the date of the Section 2.08 Notice, including the dates of the transactions, the class and number of shares and the consideration (without regard to whether such shares were or were not owned by the Section 2.08 Proponent or any such person); (c) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative instrument, option, warrant, convertible security, stock appreciation right, swap, long or short position, profit interest, hedging transaction, separated or separable dividend rights and borrowed or loaned shares) that has been entered into or is in effect as of the date of the Section 2.08 Notice, by or on behalf of the Section 2.08 Proponent, any Stockholder Associated Person, any proposed nominee or any Nominee Associated Person, the effect or intent of which is, directly or indirectly, to mitigate loss to, manage risk or benefit of stock price changes for, or maintain, increase or decrease the voting power of, the Section 2.08 Proponent, any Stockholder Associated Person, any proposed nominee or any Nominee Associated Person with respect to the Corporation’s securities; (d) a description of any other agreement, arrangement or understanding, including but not limited to those providing for any compensation, payment or other benefit, whether direct or indirect, that has been entered into within the twenty-four month period prior to the date of the Section 2.08 Notice or is in effect as of the date of the Section 2.08 Notice, between or among the Section 2.08 Proponent, any Stockholder Associated Person, any proposed nominee, any Nominee Associated Person or any other person, and that relates to such nomination or such proposed nominee’s service as a director of the Corporation;

(e) any compensation, payment or other benefit received, directly or indirectly, by any proposed nominee or any Nominee Associated Person that relates to such nomination or such proposed nominee’s service as a director of the Corporation; (f) a representation that the Section 2.08 Proponent is the holder of record of shares of stock of the Corporation entitled to vote upon the election of directors at the annual meeting and intends to appear in person or by proxy through a Qualified Representative (as defined below) at the meeting to nominate any such proposed nominee; and (g) a representation as to whether or not the Section 2.08 Proponent or any Stockholder Associated Person intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to stockholders and/or otherwise to solicit proxies from stockholders in support of such nomination.

A Section 2.08 Proponent shall update and supplement such Section 2.08 Notice so that all information provided or required to be provided therein shall be true and correct as of the record date for the annual meeting and as of the date that is ten business days prior to the date of the meeting or any adjournment or postponement thereof, and any such update and supplement shall be delivered or mailed to the Secretary of the Corporation and received at the principal executive offices of the Corporation not later than five business days after the later of the record date or the date of Public Disclosure of the record date for such meeting (in the case of the update and supplement required to be made as of the record date) and not later than eight business days prior to the date of the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the date of the meeting or any adjournment or postponement thereof).

A proposed nominee’s questionnaire (including all information required to be included by this Section 2.08, the “Questionnaire”), in the form provided by the Secretary of the Corporation upon written request by the Section 2.08 Proponent, shall be completed (and updated and supplemented as necessary to comply with the preceding paragraph) and signed by the proposed nominee and shall set forth (a) information of the type required by the Corporation’s Questionnaires for Directors and Officers of the Corporation in connection with the Annual Meeting of Stockholders and Various Reports to the Securities and Exchange Commission and (b) a written representation and agreement that such proposed nominee (i) would qualify, if elected, for service as a director under Section 3.02 of these Bylaws, (ii) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed in the Questionnaire (or any update or supplement thereto), or to the extent not required to be disclosed in the Questionnaire (or any update or supplement thereto), within three business days thereafter, in writing to the Corporation or (B) any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (iii) is not and will not become a party to or beneficiary of any agreement, arrangement or understanding, whether direct or indirect, with any person or entity other than the Corporation providing for, directly or indirectly, any compensation, payment or other benefit from any person or entity other than the Corporation, in each case that relates to such nomination or the proposed nominee’s service as a director of the Corporation, that has not been disclosed in the Questionnaire (or any update or supplement thereto), or to the extent not required to be disclosed in the Questionnaire (or any update or supplement thereto), within three business days thereafter in writing to the Corporation, (iv) has not received and will not receive, directly or indirectly, any compensation, payment or other benefit from any person or entity other than the Corporation, in each case that relates to such nomination or the proposed nominee’s service as a director of the Corporation, that has not been disclosed in the Questionnaire (or any update or supplement thereto), or to the extent not required to be disclosed in the Questionnaire (or any update or supplement thereto), within three business days thereafter in writing to the Corporation and (v) would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable laws and regulatory requirements and the Corporation’s Corporate Governance Guidelines, Leading With Integrity Guide and Director Compensation Policy and all other publicly-disclosed policies and guidelines to which the Corporation’s directors may be subject in connection with service as a director of the Corporation.

No person proposed to be nominated by a stockholder shall be eligible for election as a director of the Corporation unless such person is nominated in accordance with the procedures set forth in this Section 2.08. If the Section 2.08 Proponent intending to nominate a person for election as a director of the Corporation at an annual meeting pursuant to this Section 2.08 does not give timely and proper notice thereof in writing to the Secretary of the Corporation, in accordance with, and containing all information (including any update and supplement) required by, this Section 2.08, or if the Section 2.08 Proponent does not appear in person or by proxy through a Qualified Representative at the meeting to nominate such person for election as a director of the Corporation, then, in any such case, such proposed nomination shall not be made, notwithstanding the fact that proxies in respect of such nomination may have been solicited or obtained. To be considered a Qualified Representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by the stockholder to act for the stockholder as proxy at the annual meeting of stockholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual meeting of stockholders. The chairman of the meeting shall, if the facts warrant, determine that the nomination was not properly made in accordance with the provisions of this Section 2.08, and, if the chairman should so determine, he or she shall declare to the meeting that such nomination was not properly made and shall be disregarded.

The requirements of this Section 2.08 shall apply to the nomination by a stockholder of a person for election as a director without regard to whether such nomination is presented to stockholders by means of a proxy solicitation by any person other than by or on behalf of the Board of Directors, and stockholders who wish to nominate a person for election at the annual meeting or to solicit proxies in connection with such nomination must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

For purposes of the Bylaws:

“Nominee Associated Person” of any proposed nominee for election as a director means (i) any affiliate or associate (as such terms are defined for purposes of the Exchange Act) of the proposed nominee and any other person acting in concert with any of the foregoing, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such proposed nominee and (iii) any person controlling, controlled by or under common control with such Nominee Associated Person.

“Public Disclosure” means disclosure made in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service or in a document filed by the Corporation pursuant to Section 13, 14 or 15(d) of the Exchange Act.

“Stockholder Associated Person” of any stockholder means (i) any affiliate or associate (as such terms are defined for purposes of the Exchange Act) of the stockholder and any other person acting in concert with any of the foregoing, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

2.09 Business at Meetings of Stockholders. At any meeting of stockholders, only such business shall be transacted as shall have been properly brought before the meeting.

Business (other than nominations of persons for election to the Board of Directors, which is governed by Section 2.08 of these Bylaws) may be properly brought before a meeting of stockholders only (a) at any meeting of stockholders by or at the direction of the Board of Directors or (b) at an annual meeting of stockholders, by a stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.09 is given to the Secretary of the Corporation and continues to be a stockholder of record at the time of the meeting, who is entitled to vote at the meeting upon the election of directors and upon the proposal and who has complied with the procedures established by this Section 2.09; clause (b) shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders, other than the nomination of a person for election as a director, which is governed by Section 2.08 of these Bylaws. For business to be properly brought before an annual meeting by a stockholder, the stockholder intending to bring the business before the meeting (the “Section 2.09 Proponent”) must have given timely and proper notice thereof in writing to the Secretary of the Corporation, in accordance with, and containing all information required by, this Section 2.09, and such business must be a proper matter for stockholder action under the General Corporation Law of Delaware.

To be timely, a Section 2.09 Proponent’s notice must be delivered or mailed to the Secretary of the Corporation and received at the principal executive offices of the Corporation ~~not earlier than the 120th day and~~ not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, in the event the annual meeting is scheduled to be held more than 30 days prior to such anniversary date or more than 30 days after such anniversary date, then to be timely such notice must be received by the Corporation ~~not earlier than the 120th day prior to the scheduled date of the annual meeting and~~ not later than the close of business on the 90th day prior to the scheduled date of the annual meeting or, if later, the 10th day following the date of Public Disclosure (as defined in Section 2.08) of the scheduled date of the annual meeting. In no event shall any adjournment or postponement of an annual meeting of stockholders or announcement thereof commence a new time period or extend any time period for the giving of a Section 2.09 Proponent’s notice as required by this Section 2.09.

A Section 2.09 Proponent’s notice (including all information required to be included by this Section 2.09, the “Section 2.09 Notice”) to the Secretary shall set forth: (a) as to each matter the Section 2.09 Proponent proposes to bring before the annual meeting, a description of the business desired to be brought before the annual meeting, the reasons for transacting such business at the meeting and the text of any resolutions to be proposed, and whether the Section 2.09 Proponent has communicated with any other stockholder or beneficial owner of shares of stock of the Corporation regarding such business and (b) as to the Section 2.09 Proponent and any Stockholder Associated Person (as defined in Section 2.08) on whose behalf the proposal is being made, (i) the name and address of the Section 2.09 Proponent, and, if applicable, any holder of record of any of the Section 2.09 Proponent’s shares of stock, as they appear on the Corporation’s books, and of any Stockholder Associated Person, (ii) the class and number of shares of stock of the Corporation that are owned (beneficially and of record) by or on behalf of the Section 2.09 Proponent and by or on behalf of any Stockholder Associated Person, as of the date of the Section 2.09 Notice, the date such shares were acquired and the investment intent with respect thereto, (iii) a description of all purchases and sales of, or other transactions involving in any way, shares of stock of the Corporation by or on behalf of the Section 2.09 Proponent and by or on behalf of any Stockholder Associated Person during the twenty-four month period prior to the date of the Section 2.09 Notice, including the dates of the transactions, the class and number of shares and the consideration (without regard to whether such shares were or were not owned by the Section 2.09 Proponent or any such person), (iv) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative instrument, option, warrant, convertible security, stock appreciation right, swap, long or short position, profit interest, hedging transaction, separated or separable dividend rights and borrowed or loaned shares) that has been entered into or is in effect as of the date of the Section 2.09 Notice, by or on behalf of the Section 2.09 Proponent or any Stockholder Associated Person, the effect or intent of which is, directly or indirectly, to mitigate loss to, manage risk or benefit of stock price changes for, or maintain, increase or decrease the voting power of, the Section 2.09 Proponent or any Stockholder Associated Person with respect to the Corporation’s securities, (v) any material interest of the Section 2.09 Proponent or any Stockholder Associated Person in such business, (vi) a description of any other agreement, arrangement or understanding that has been entered into or is in effect as of the date of the Section 2.09 Notice, between or among the Section 2.09 Proponent, any Stockholder Associated Person or any other person, and that relates to such business, (vii) a representation that the Section 2.09 Proponent is the holder of record of shares of stock of the Corporation entitled to vote upon the election of directors and upon the proposal at the annual meeting and intends to appear in person or by proxy through a Qualified Representative (as defined in Section 2.08) at the meeting to propose such business and (viii) a representation as to whether or not the Section 2.09 Proponent or any Stockholder Associated Person intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to stockholders and/or otherwise to solicit proxies from stockholders in support of such proposal.

A Section 2.09 Proponent shall update and supplement such Section 2.09 Notice so that all information provided or required to be provided therein shall be true and correct as of the record date for the annual meeting and as of the date that is ten business days prior to the date of the meeting or any adjournment or postponement thereof, and any such update and supplement shall be delivered or mailed to the Secretary of the Corporation and received at the principal executive offices of the Corporation not later than five business days after the later of the record date or the date of Public Disclosure of the record date for such meeting (in the case of the update and supplement required to be made as of the record date) and not later than eight business days prior to the date of the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the date of the meeting or any adjournment or postponement thereof).

No business proposed by a stockholder shall be transacted at an annual meeting of stockholders except in accordance with the procedures set forth in this Section 2.09. If the Section 2.09 Proponent intending to propose business at an annual meeting pursuant to this Section 2.09 does not give timely and proper notice thereof in writing to the Secretary of the Corporation, in accordance with, and containing all information (including any update and supplement) required by, this Section 2.09, or if the Section 2.09 Proponent does not appear in person or by proxy through a Qualified Representative at the meeting to present the proposed business, then, in any such case, such proposed business shall not be transacted, notwithstanding the fact that proxies in respect of such business may have been solicited or obtained. The chairman of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the provisions of this Section 2.09, and, if the chairman should so determine, he or she shall declare to the meeting that such business was not properly brought before the meeting and shall not be transacted.

The requirements of this Section 2.09 shall apply to any business to be brought before an annual meeting of stockholders by a stockholder (other than the nomination by a stockholder of a person for election as a director, which is governed by Section 2.08 of these Bylaws) without regard to whether such business also is intended to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or whether such business is presented to stockholders by means of a proxy solicitation by any person other than by or on behalf of the Board of Directors, and stockholders who wish for such business to be included in the Corporation’s proxy statement or to solicit proxies in connection with such business must also comply with all applicable requirements of the Exchange Act.

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